                                                             EXHIBIT 1.A.(3)(c)

ESTATE INVESTOR COMMISSIONS

March 10, 1993

                              COMMISSION SCHEDULE


---------------------------------------------------------------------------------------
A.  Percent of Premium                                          MLLIC        MLLICNY
---------------------------------------------------------------------------------------

On minimum premium                                              95.00%       55.00%
Above minimum until 10 base premiums paid                        3.00%        3.00%
Excess over 10 base premiums                                     3.00%        1.50%
---------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------
B.  Percent of Investment Base (Trail)                          MLLIC        MLLICNY
---------------------------------------------------------------------------------------

Beginning of Policy Year 1                                       0.00%        0.00%
Beginning of Policy Years 2 and After                            0.11%        0.00%
---------------------------------------------------------------------------------------

C.  Chargebacks

1.  Free Look/Surrender/Lapse
-----------------------------

Chargebacks are only assessed on the commission paid on the minimum premium. The chargeback is 100% of the 95% commission (55% MLLICNY) on surrenders in the first policy year, and 50% on surrenders in the second policy year.

2.  Trail commissions
---------------------

Trail commissions are not subject to chargeback.